Exhibit 99.1

VeriSign Reports First Quarter 2008 Results

Exceeds Guidance Driven By Growth in Core Businesses and Disciplined Expense Management

MOUNTAIN VIEW, CA – May 8, 2008 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of Internet infrastructure for the networked world, today reported financial results for the first quarter ended March 31, 2008.

VeriSign reported revenue of $354 million for the first quarter of 2008. On a GAAP basis, VeriSign reported a net loss of $19 million and a net loss per share of $0.09. These GAAP results reflect a $25.5 million impairment on certain assets held for sale as well as a restructuring charge of $26.5 million for both continuing and discontinued operations.

VeriSign also reported segment revenue for Internet Infrastructure and Identity Services (3IS), or the “core businesses”: Naming, SSL, and IAS. The company reported revenue for the core businesses of $223 million, up 5% from Q4 and up 23% year over year.

On a non-GAAP basis (which excludes the items described below) for our core businesses, VeriSign reported net income of $44 million for the first quarter of 2008 and earnings per share of $0.21 per fully-diluted share. A table reconciling the GAAP to non-GAAP results reported above is appended to this release.

“Our first quarter non-GAAP results represent strong growth in our core businesses as well as better than expected performance from the businesses to be divested,” said Bill Roper, president and chief executive officer of VeriSign. “We are pleased that our strategy is beginning to show momentum and we will continue to invest in our core businesses.”

“This is a strong start to our fiscal year as we continue to focus on key operational priorities,” said Brian Robins, acting chief financial officer of VeriSign. “In addition to strong revenue growth this quarter in our core businesses, non-GAAP operating margin for core services was 30.3% and we repurchased approximately 14% of shares outstanding as of December 31, 2007 while maintaining a healthy balance sheet.”

Business and Corporate Highlights

•

VeriSign Naming Services ended the quarter with approximately 84.4 million active domain names in the adjusted zone for .com and .net, representing a 5% increase over Q4 2007 and 22% increase year over year.

•

During the quarter, VeriSign announced that as of October 1, 2008, the registry fee for .com domain names will increase from $6.42 to $6.86 and that the registry fee for .net domain names will increase from $3.85 to $4.23 per year.

•

VeriSign continues the Project Titan initiative with the expansion of existing sites as well as the launch of five new regional Internet sites – two additional sites in the U.S., as well as sites in India, Hong Kong and Italy.

•	VeriSign SSL Services ended the quarter with 1,024,000 SSL certificates in the installed base, up 4% from 987,000 in Q4 2007 and an increase of 16% from 886,000 certificates last year.

•

During the first quarter of 2008, VeriSign announced that more than 100 credit unions have gone live on EV SSL. Other EV SSL customer wins include HSBC, FileYourTaxes.com and online editing house Scribendi.

•	VeriSign’s IAS team launched the VIP Quick Start and VIP Test Drive for Developers programs to further the adoption of consumer Identity and Authentication Services.

•	As of March 31, 2008, the company has sold over 1.8 million credentials for our VIP and one time password (OTP) programs.

•	Kathleen Cote, formerly CEO of Worldport Communications Company, was appointed to the company’s Board of Directors on February 20, 2008. Ms. Cote serves on the Audit Committee.

•	Brian G. Robins, senior vice president, was appointed acting chief financial officer on April 4, 2008.

Financial Highlights

•	Non-core businesses, including $41 million from discontinued operations, delivered $172 million of revenue in the first quarter of 2008.

•	During the quarter, the company repurchased over 31 million shares of common stock, retiring nearly 14% of the shares outstanding as of December 31, 2007.

•

VeriSign ended the first quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $532 million, a decrease of $893 million from the prior quarter as a result of Q1 share repurchases.

•	Cash flow from operations for the quarter was $74 million.

•	Capital expenditures were approximately $26 million for the first quarter.

•	Deferred revenue on March 31, 2008 totaled $761 million, an increase of $23 million from the prior quarter.

Non-GAAP Items

Non-GAAP results exclude the following items which are included under GAAP: loss from discontinued operations, loss from non-core businesses, stock-based compensation, amortization of intangible assets, restructuring costs, non-recurring costs, and gains and losses on investments and derivatives. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 pm (PST) to review the quarter’s results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1457 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 5868343) beginning at 5:00 pm (PDT) on May 8 and will run through May 14. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice, video and data networks. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Ken Bond, kbond@verisign.com, 650-426-3744

Media Relations: Lisa Malloy, lmalloy@verisign.com, 202-270-7600

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the planned divestitures of certain businesses may be delayed, may generate less proceeds than expected or may incur unanticipated costs or otherwise negatively affect VeriSign’s financial condition, results of operations or cash flows, and the uncertainty of whether Project Titan will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$483,025	$1,376,722
Short-term investments	1,485	1,011
Accounts receivable, net	174,354	208,799
Prepaid expenses and other current assets	157,599	163,041
Assets held for sale	112,956	—

Total current assets	929,419	1,749,573

Property and equipment, net	606,669	621,917
Goodwill	1,020,874	1,082,420
Other intangible assets, net	68,296	121,792
Restricted cash	47,204	46,936
Other assets, net	281,261	290,647
Investment in unconsolidated entities	112,718	109,828

Total long-term assets	2,137,022	2,273,540

Total assets	$3,066,441	$4,023,113

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$314,859	$388,562
Accrued restructuring costs	22,307	2,878
Short-term debt	140,000	—
Deferred revenues	566,564	552,070
Other liabilities	2,872	2,632
Liabilities related to assets held for sale	18,842	—

Total current liabilities	1,065,444	946,142

Long-term deferred revenues	194,750	186,719
Long-term accrued restructuring costs	1,340	1,473
Convertible debentures	1,263,451	1,265,296
Other long-term liabilities	38,941	41,133

Total long-term liabilities	1,498,482	1,494,621

Total liabilities	2,563,926	2,440,763
Commitments and contingencies
Minority interest in subsidiaries	62,218	54,485
Stockholders' equity:
Preferred stock—par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 194,428,020 and 222,849,348 (excluding 104,851,276 and 73,720,953 shares held in treasury at March 31, 2008 and December 31, 2007, respectively)	299	297
Additional paid-in capital	21,474,113	22,559,045
Accumulated deficit	(21,052,769)	(21,033,452)
Accumulated other comprehensive income	18,654	1,975

Total stockholders’ equity	440,297	1,527,865

Total liabilities and stockholders’ equity	$3,066,441	$4,023,113

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2008	2007
Revenues	$354,281	$328,483
Costs and expenses
Cost of revenues	124,234	116,418
Sales & marketing	59,238	77,215
Research & development	38,351	42,177
General & administrative	71,660	49,281
Restructuring, impairments & other charges, (net)	21,538	25,594
Amortization of other intangible assets	8,698	27,416

Total costs and expenses	323,719	338,101

Operating (loss) income	30,562	(9,618)
Other (loss) income, net	(1,858)	81,280

Income from continuing operations before income taxes, (loss)earnings from unconsolidated entities and minority interest	28,704	71,662
Income tax expense	(13,399)	(9,246)
(Loss) earnings from unconsolidated entities, net of tax	(2,141)	448
Minority interest, net of tax	(906)	(569)

Income from continuing operations	12,258	62,295
Discontinued operations, net of tax	(30,845)	(542)

Net (loss) income	$(18,587)	$61,753

Basic income (loss) per share from:
Continuing operations	$0.06	$0.25
Discontinued operations	(0.15)	—

Net (loss) income	$(0.09)	$0.25

Diluted (loss) income per share from:
Continuing operations	$0.06	$0.25
Discontinued operations	(0.15)	—

Net (loss) income	$(0.09)	$0.25

Shares used in per share computation:
Basic	206,550	243,852

Diluted	210,471	248,357

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Cash flows from operating activities:
Net (loss) income	$(18,587)	$61,753
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on divestiture of businesses	(816)	(74,999)
Unrealized gain on contingent interest derivative on convertible debentures	(1,838)	—
Depreciation of property and equipment	31,815	28,176
Amortization of other intangible assets	11,957	31,787
Impairment of assets held for sale	25,511	—
Provision for doubtful accounts	575	(1,156)
Stock-based compensation and other	22,550	16,725
Restructuring, impairments and other charges, net	26,465	27,012
Impairment of equity investment	327	—
Gain on sale of property and equipment	(728)	—
Net gain on sale of investments	(382)	(829)
Loss (earnings) from unconsolidated entities, net of tax	2,141	(448)
Minority interest, net of tax	906	569
Deferred income tax provision	(4,045)	5,123
Changes in operating assets and liabilities:
Accounts receivable	(1,025)	(45,859)
Prepaid expenses and other current assets	20,594	75,746
Accounts payable and accrued liabilities	(81,620)	(127,657)
Deferred revenues	40,503	48,034

Net cash provided by operating activities	74,303	43,977

Cash flows from investing activities:
Purchases of investments	—	(135,882)
Proceeds from sale of property and equipment	1,286	—
Proceeds from maturities and sales of investments	100	191,912
Purchases of property and equipment	(25,939)	(15,125)
Proceeds received on divestiture of majority ownership interest in Jamba, net of cash contributed	—	152,643
Proceeds from sale of discontinued operations	14,160	—
Other assets	(5,289)	1,138

Net cash (used in) provided by investing activities	(15,682)	194,686

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	46,195	—
Change in net assets of minority interest	62	7
Repurchases of common stock	(1,146,510)	—
Proceeds from credit facility, net of issuance costs	200,000	—
Repayment of short-term debt	(60,000)	(199,000)
Dividend paid to minority interest	(341)	—

Net cash (used in) financing activities	(960,594)	(198,993)

Effect of exchange rate changes on cash and cash equivalents	8,276	791

Net (decrease) increase in cash and cash equivalents	(893,697)	40,461
Cash and cash equivalents at beginning of period	1,376,722	501,784

Cash and cash equivalents at end of period	483,025	542,245
Cash and cash equivalents of Jamba Service at end of period	—	(19,221)

Cash and cash equivalents of continuing operations at end of period	$483,025	$523,024

Supplemental cash flow disclosures:
Cash paid for interest	$20,146	$2,649

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

	Three Months Ended March 31, 2008
	Operating Income	Net Income
GAAP as reported	$30,562	$(18,587)
Discontinued operations and non-core businesses (1)	(833)	32,104
Adjustments to core businesses: (1)
Stock based compensation	13,533	13,533
Amortization of intangibles	2,491	2,491
Restructuring costs	14,124	14,124
Non recurring and other costs (2)	7,793	7,793
Gains or losses on investments and derivatives		(1,997)
Tax adjustment (3)		(5,768)

Non-GAAP as adjusted	$67,670	$43,693

Dilutive shares	210,471	210,471

Per diluted share	$0.32	$0.21

(1)	As of March 31, 2008, the Company’s business consists of the following reportable segments: Internet Infrastructure and Identity Services (“3IS”) and Other Services which represents continuing operations of non-core businesses and legacy products and services. The 3IS segment is also referred to as “core businesses” which are Naming, SSL, and Authentication.

(2)	Non recurring and other costs primarily consists of $8.1 million in penalties related to late payment of payroll taxes on employee stock based awards during fiscal 2004 through the first quarter of fiscal 2008.

(3)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding minority interest, which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: loss from discontinued operations, loss from non-core businesses, stock-based compensation, amortization of intangible assets, restructuring costs, non-recurring costs, and gains and losses on investments and derivatives. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Revenue from core business	$212,408	$202,916	$193,261	$180,902